January 31, 2008

EarlyBirdCapital, Inc.
275 Madison Avenue
New York, New York 10016

Re: Global Alternative Asset Management, Inc.

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase shares of common stock (“Common Stock”) of Global Alternative Asset Management, Inc. (“Company”) upon the terms and conditions set forth herein. This letter is intended to constitute a “written plan for trading securities” within the meaning of Rule l0b5-1 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Notwithstanding anything to the contrary contained herein, no purchase may take place if such purchase would violate any United States Federal securities law.

The undersigned agrees that this letter agreement (which may be evidenced by original or facsimile counterpart signatures hereto) constitutes an irrevocable order for EarlyBirdCapital, Inc. (“EBC”) or another broker/dealer mutually agreed upon by EBC and the undersigned (in any case, the “Broker”) to purchase for the undersigned’s account during the period commencing two business days after the Company files a Preliminary Proxy Statement for the acquisition of an operating business (herein referred to as a “Business Combination”) and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be approved (such period is hereinafter referred to as the “Purchase Period”) up to 1,000,000 of shares of Common Stock (“Maximum Stock Purchase”). The undersigned further agrees that this letter agreement constitutes an irrevocable limit order to satisfy the Maximum Stock Purchase at prices not to exceed the per share amount held in the Company’s trust account as reported in the Company’s most recent Form 10-K, Form 10-Q or Current Report on Form 8-K filed prior to the purchase. The undersigned shall deposit the funds necessary to satisfy the Maximum Stock Purchase (including through the use of margin) in an account designated by the Broker no later than the date the Definitive Agreement is signed and agrees to provide to EBC until such time, on a monthly basis, statements confirming that the undersigned has sufficient funds necessary to satisfy the Maximum Stock Purchase.

The Broker agrees to fill such order in such amounts and at such times and prices, in accordance with the foregoing instructions, as it may determine, in its sole discretion, during the Purchase Period, subject to the limitations of Rule 10b-18 promulgated under the Exchange Act. Accordingly, only purchases permitted by Rule 10b-18 will be made, and all purchases shall be executed in the Broker’s normal fashion and pursuant to applicable regulation by the SEC and the Financial Industry Regulatory Authority. The Broker further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchases.

The undersigned agrees that it shall not sell or transfer any shares of Common Stock purchased hereunder until one year after the Company consummates a Business Combination and shall vote all such shares in favor of the Business Combination.

The undersigned understands that it shall be responsible to arrange for any filings that may be required under applicable law (e.g., Schedule 13D, and Forms 4 and 5). Accordingly, the Broker will provide copies of confirmations of transactions pursuant to this letter within 24 hours of each transaction to the undersigned and any other designated person to facilitate the undersigned’s reporting obligations under applicable law.

The undersigned represents and warrants that (i) the undersigned is not presently aware of any material nonpublic information regarding the Company or its securities and (ii) the undersigned is currently able to enter into this letter agreement. The undersigned covenants that the undersigned will not discuss or otherwise disclose material nonpublic information to the Broker or its personnel responsible for carrying out this purchase obligation during the Purchase Period.

The undersigned may notify the Broker that all or part of the Maximum Stock Purchase will be made by an affiliate or affiliates of the undersigned (or other persons or entities introduced to the Broker by the undersigned (a “Designee(s)”)) who (or which) will have an account at the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate(s) or Designee(s); provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchases in the event that the affiliate(s) or Designee(s) fail to make such payment.

The Company is unaware, without any inquiry or responsibility to make any inquiry, of any other legal, contractual or regulatory restrictions applicable to the undersigned as of the date of hereof that would prohibit the undersigned from entering into this letter or making any purchase pursuant to the instructions provided herein.

This letter agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This letter agreement may be executed in one or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                     Very truly yours,

                     Fortune Management, Inc.

By:  René Müller
                     Name: René Müller
                     Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Global Alternative Asset Management, Inc.

By: /s/ Leslie A. Brun

EarlyBirdCapital, Inc.

By: /s/ Steven Levine